Exhibit 5.1

David Lubin & Associates, PLLC
5 North Village Avenue
Rockville Centre, NY 11570
Telephone: (516) 887-8200
Facsimile: (516) 887-8250

January 5, 2011

Ning C. Wu
Room 815, No. 2 Building Beixiaojie
Dongzhimen Nei
Beijing, People’s Republic of China 10009

Re:           Medical Care Technologies Inc. Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as counsel to Medical Care Technologies Inc., a Nevada corporation (the “Company”), in connection with the preparation and filing by the Company with the Securities and Exchange Commission of a Registration Statement on Form S-8 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the registration of 10,000,000 shares of the Company’s common stock (“Common Stock”), authorized for issuance pursuant to the Medical Care Technologies Inc. 2010 Stock Option Plan (the “Plan”), and an aggregate of 7,000,000 shares of common stock authorized for issuance pursuant to each of the following: (i) Contractor Agreement dated as of May 18, 2010 between the Company and L. Eddison Parke, Information Technology Technicians & Consultants; (ii) Administrative Services Agreement dated August 31, 2010 between the Company and Karen Vincent; (iii) Administrative Services Agreement dated September 2, 2010 between the Company and Anna Tang; (iv) Administrative Services Agreement dated November 15, 2010 between the Company and Gretta Moy; and (v) Business Advisory and Consulting Agreement dated October 1, 2010 between the Company and Shu Zhen Bei (collectively, the “Consultancy Agreements”).  Capitalized terms used but not otherwise defined herein shall have the meaning ascribed to such terms in the Registration Statement.

The opinions expressed herein are limited to the federal laws of the United States of America, and, to the extent relevant to the opinions expressed herein, the Nevada Revised Statutes, as currently in effect (the “NRS”), applicable provisions of the Constitution of the State of Nevada, as currently in effect (the “Nevada Constitution”), and judicial decisions reported as of the date hereof that interpret the NRS and such applicable provisions of the Nevada Constitution (collectively, the “Nevada Law”).

In rendering the opinions expressed herein, we have examined and relied upon the originals, or copies certified to our satisfaction, of (i) the Registration Statement and all exhibits thereto, including without limitation, the Consultancy Agreements; (ii) the Company’s Articles of Incorporation, as amended; (iii) the Company’s Bylaws; (iv) the Plan; (v) the minutes and records of the corporate proceedings of the Company with respect to adoption of the Plan; and (vi) such other records, documents and instruments as we have deemed necessary for the expression of the opinion stated herein.

In making the foregoing examinations, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies thereof and the authenticity of the originals of such latter documents. As to all questions of fact material to these opinions, where such facts have not been independently established, and as to the content and form of certain minutes, records, resolutions or other documents or writings of the Company, we have relied, to the extent we have deemed reasonably appropriate, upon representations or certificates of officers of the Company or governmental officials. Finally, we have assumed that all formalities required by the Company’s Articles of Incorporation, including any amendments thereto, the Company’s Bylaws, including any amendments thereto, the Nevada Law, and the Plan will be complied with when the shares of Common Stock are issued pursuant to the Plan.

Based upon the foregoing and subject to the qualifications stated herein, we are of the opinion that:

1.
the 10,000,000 shares of Common Stock authorized for issuance pursuant to the Plan, when issued in accordance with the terms described in the Plan, and upon receipt by the Company of the exercise price thereof, will be validly issued, fully paid and non-assessable; and

2.	the 7,000,000 shares of Common Stock issued pursuant to the Consultancy Agreements are validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement on Form S-8.  In giving such consent, we do not thereby concede that our firm is within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

/s/ David Lubin & Associates, PLLC

David Lubin & Associates, PPLC